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                                  EXHIBIT 23-A

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                                                                 Exhibit 23-A
                                                                     to
                                                                  Form S-8





                              CINCINNATI BELL INC.
                       Consent Of Independent Accountants

We consent to the incorporation by reference in this registration statement of Cincinnati Bell Inc. on Form S-8, of our report dated February 13, 1995, on our audits of the consolidated financial statements and financial statement schedules of Cincinnati Bell Inc. as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in the 1994 Annual Report on Form 10-K of Cincinnati Bell Inc.

/s/ Coopers & Lybrand L.L.P.


Cincinnati, Ohio
June 7, 1995